LIMITED POWER OF ATTORNEY

The undersigned, Thomas T. McEntire, hereby authorizes each of James A. Y'Barbo and Roselyn Roque-Santos (will full power to each of them to act alone), as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

(1) prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, including, but without limitation, Form 4-Statement of Changes of Beneficial Ownership of Securities, and Form 5-Annual Statement of Beneficial Ownership of Securities;

(2) perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Forms 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and anY
stock exchange or similar authority; and

(3) take any other action of any type in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's beneficial ownership of securities, unless earlier revoked by the undersigned in a signed and dated writing delivered to each of the foregoing attorneys-in-fact.

Executed this 20th day of August, 2010

/s/ Thomas T. McEntire
Name: Thomas T. McEntire